                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of I-Flow Corporation on Form S-3 of our report dated January 26, 1996, except for
Note 11 which the date is March 7, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of I-Flow Corporation for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP

Costa Mesa, California
February 7, 1997

                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of I-Flow Corporation on Form S-3 of our report dated June 25, 1996, except for
Note 7, as to which the date is July 3, 1996 (relating to the financial statements of Block Medical, Inc.), appearing in and incorporated by reference in the Current Report on Form 8-K of I-Flow Corporation dated July 22, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

Costa Mesa, California
February 7, 1997